EXHIBIT 10.6
                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


                                  BY AND AMONG


                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF MONTGOMERY

                                       AND

                                  KINPAK INC.,


                                   IN FAVOR OF


                                  REGIONS BANK

                                   DATED AS OF

                                  JULY 1, 2002



                           THIS INSTRUMENT PREPARED BY

                                 JOHN F. ANDREWS
                              CAPELL & HOWARD, P.C.
                                 P. O. BOX 2069
                            MONTGOMERY, AL 36102-2069
                                 (334) 241-8000

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STATE OF ALABAMA           )
                           :
MONTGOMERY COUNTY          )

                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT dated as of July 1, 2002, is entered into by KINPAK INC., an Alabama corporation (herein called "KINPAK") and THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, an Alabama public corporation (herein called the "Board" and together with KINPAK, the "Mortgagors"), for the benefit of REGIONS BANK, an Alabama banking corporation with a principal place of business in Montgomery, Alabama (herein called the "Bank");

                                 R E C I T A L S

         The Mortgagors have requested that the Bank provide to KINPAK and the following affiliated parties: Ocean Bio-Chem, Inc., Star-Brite Distributing, Inc., Star Brite Automotive, Inc. and Star Brite Distributing (Canada), Inc. (collectively with KINPAK, the "Borrowers") the following credit facilities (the "Credit Facilities"): (i) a direct-pay irrevocable letter of credit (the "Substitute Letter") securing the payment of $4,000,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997 currently outstanding in the principal amount of $3,280,000 (the "1997 Bonds") issued by the Board, (ii) a direct-pay irrevocable letter of credit (the "Letter of Credit") securing the payment of $3,500,000 Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2002 (the "2002 Bonds") issued by the Board concurrently herewith, and
(iii) a revolving working capital line of credit (the "Revolving Line of Credit") in the maximum amount outstanding at any time of $5,000,000.

         The 1997 Bonds were issued pursuant to a Trust Indenture dated as of December 1, 1996, as amended and supplemented by First Supplemental Trust Indenture dated as of March 1, 1997 (collectively, the "1997 Indenture") between the Board and Regions Bank as Trustee (in such capacity the "1997 Trustee"). The proceeds of the 1997 Bonds were used to refund certain prior revenue bonds of the Board, the proceeds of which were used to renovate and improve a manufacturing facility located in Montgomery, Alabama (the "Existing Facility") currently leased by the Board to KINPAK pursuant to Restated Lease Agreement dated as of December 1, 1996, as amended and supplemented by First Supplemental Lease Agreement dated as of March 1, 1997 (collectively the "1997 Lease"). The Borrowers have requested that the Bank issue the Substitute Letter in substitution for the existing letter of credit heretofore issued by First Union National Bank of Florida securing the 1997 Bonds.

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         The 2002 Bonds are being issued pursuant to a Trust Indenture dated as of July 1, 2002 (the "2002 Indenture") between the Board and Regions Bank, as Trustee (acting in such capacity, the "2002 Trustee"). The Board will use the proceeds of the 2002 Bonds to finance (i) the construction of an approximately 70,000 square foot addition to the Existing Facility and the acquisition of certain machinery and equipment for use therein (collectively the "2002 Improvements") and (ii) the payment of a portion of the expenses of issuing the 2002 Bonds. KINPAK and the Board will enter into a Second Supplemental Lease Agreement dated as of July 1, 2002 pursuant to which KINPAK will lease the 2002 Improvements from the Board and KINPAK will agree to pay additional rent to the Board sufficient to pay the debt service on the 2002 Bonds. The Existing Facility as improved by the 2002 Improvements is herein referred to as the "Project." Regions Bank when acting in the capacity as both the 1997 Trustee and 2002 Trustee is herein referred to as the "Trustee."

         As security for the payment of the 2002 Bonds, the Borrower will cause the Bank to issue the Letter of Credit in favor of the 2002 Trustee in the amount of (i) the aggregate principal amount of the 2002 Bonds, to enable the 2002 Trustee to pay the principal amount of the 2002 Bonds when due and to pay the principal portion of the purchase price of 2002 Bonds tendered (or deemed tendered) for purchase, plus (ii) interest on the 2002 Bonds for a period of 120 days at the rate of 12% per annum, to enable the 2002 Trustee to pay interest on the 2002 Bonds when due and to pay the interest portion of the purchase price of 2002 Bonds tendered (or deemed tendered) for purchase.

         The Revolving Line of Credit will be made available by the Bank to the Borrowers pursuant to the terms hereof and the Borrowers will use the moneys drawn under the Revolving Line of Credit to provide working capital for the Borrowers' business operations. The obligations of the Borrowers under the Revolving Line of Credit will be evidenced by a promissory note of the Borrowers in favor of the Bank dated as of July 1, 2002.

         The Substitute Letter , the Letter of Credit and the Revolving Line of Credit are being issued pursuant to a Credit Agreement dated as of July 1, 2002 by and among the Borrowers and the Bank (the "Credit Agreement").

         As security for the Borrowers' obligations under the Credit Agreement with respect to the Substitute Letter, the Letter of Credit and the Revolving Line of Credit the Board and KINPAK are executing this Mortgage, Assignment of Leases and Security Agreement (this "Mortgage") in favor of the Bank.

         NOW, THEREFORE, for value received and in consideration of the foregoing recitals and to induce the Bank to enter into the Credit Agreement and to issue the Substitute Letter , the Letter of Credit and make available the Revolving Line of Credit, and to secure the prompt payment of all amounts due by the Borrowers under the Credit Agreement, the Credit Facilities and the documents and instruments securing the same, including, without limitation, this Mortgage, and also to secure the full and complete performance of each and every obligation, covenant, duty and agreement of the Mortgagors contained in this Mortgage, the Mortgagors agree as follows:

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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1 DEFINITIONS. For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular and vice versa.

         (b) All references in this instrument to designated "articles," "sections" and other subdivisions are to the designated articles, sections and subdivisions of this instrument as originally executed.

         (c) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular article, section or other subdivision.

         (d) The term "person" shall include any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

         (e) Capitalized term not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

         "ADDITIONAL PROJECT EQUIPMENT" means all items of furniture, furnishings, fixtures, machinery, equipment or other personal property at any time installed in or about the Project owned by the Borrowers, or any thereof, the costs of which are not paid by the Board from the proceeds of the Bonds, or are not otherwise Project Equipment.

         "BANK" means Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, and its successors and assigns.

         "BOARD" means The Industrial Development Board of the City of Montgomery, a public corporation organized under the laws of the State of Alabama, and its successors and assigns.

         "BONDS" means the 1997 Bonds and the 2002 Bonds.

         "COLLATERAL" means all property and rights mortgaged, assigned, pledged or otherwise subject to the lien of this Mortgage.

         "CONDEMNATION AWARDS" has the meaning stated in the third Granting Clause of Article II.

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         "CREDIT AGREEMENT" means that certain Credit Agreement dated as of July
1, 2002, between the Borrowers and the Bank, including any amendments or supplements to such instrument entered into pursuant to the applicable provisions thereof.

         "CREDIT FACILITIES" means, collectively, the Substitute Letter , the Letter of Credit and the Revolving Line of Credit.

         "EQUIPMENT" means the Project Equipment and the Additional Project Equipment.

         "EVENT OF DEFAULT" has the meanings stated in Section 7.1 hereof. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

         "EXISTING FACILITY" means the manufacturing facilities (land, buildings, other improvements, equipment, machinery, personal property and fixtures) owned by the Board and leased to KINPAK and located on the real property described in Exhibit A.

         "FINANCING DOCUMENTS" shall mean this Mortgage, the Indentures, the Lease Agreement, the Credit Agreement, the Security Agreement and the Revolving Line of Credit Note.

         "INDENTURES" shall mean, collectively, the 1997 Indenture and the 2002 Indenture.

         "KINPAK" means KINPAK INC., an Alabama corporation, and its successors and assigns.

         "LEASE AGREEMENT" shall mean the Restated Lease Agreement dated as of December 1, 1996, as amended and supplemented by First Supplemental Lease Agreement dated as of March 1, 1997, and by Second Supplemental Lease Agreement dated as of July 1, 2002, between KINPAK and the Board relating to the Project, including any amendments or supplements to such instrument from time to time entered into pursuant to the application provisions thereof.

         "LETTER OF CREDIT" means the letter of credit with respect to the 2002 Bonds to be issued by the Bank in favor of the Trustee, as more fully described in the Credit Agreement.

         "LETTERS OF CREDIT" shall mean, collectively, the Letter of Credit and the Substitute Letter.

         "MORTGAGE" means this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

         "MORTGAGED SITE" has the meaning stated in the first Granting Clause of
Article II.

         "MORTGAGORS" means KINPAK and the Board.

         "OBLIGATIONS" shall mean all indebtedness or obligations of the Borrowers to the Bank under the Credit Agreement or secured by this Mortgage or


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the Security Agreement, including without limitation (i) the Borrowers'
obligation to reimburse the Bank for draws made under the Letters of Credit,
(ii) the Borrowers' obligation to pay fees and charges to the Bank for the issuance and continuation of the Letters of Credit and (iii) the Borrowers' obligations under the Revolving Line of Credit Note and all renewals and extensions of any or all of the obligations of the Borrowers described herein (including, without limitation, comparable obligations assumed or undertaken with respect to any renewal or extension of, or any substitute for, the Letters of Credit, whether or not any renewal or extension agreement is executed in connection therewith).

         "PERMITTED ENCUMBRANCES" means those restrictions, exceptions, reservations, conditions, limitations, interests and other matters that are identified in Exhibit B to this Mortgage.

         "PERSONAL PROPERTY AND FIXTURES" has the meaning set forth in the second Granting Clause of Article II.

         "PROJECT" means collectively, the Existing Facility, the 2002 Improvements, the Project Equipment and the Additional Project Equipment.

         "PROJECT EQUIPMENT" means (i) all items (whether or not fixtures) of furniture, furnishings, fixtures, machinery, equipment or other personal property the costs of which, in whole or in part, are paid by the Board out of the proceeds of the Bonds and (ii) all items (whether or not fixtures) of furniture, fixtures, machinery, equipment or other personal property at any time installed in or about the Project that are acquired by the Board or the Borrowers in substitution for or replacement of property theretofore constituting part of the Project Equipment and that, under the provisions of the Lease Agreement and the Indentures, are to constitute part of the Project Equipment.

         "REAL PROPERTY" means the real property, described on Exhibit A.

         "RENTS" has the meaning stated in the fifth Granting Clause of Article II.

         "REVOLVING LINE OF CREDIT" has the meaning set forth in the Recitals hereto.

         "REVOLVING LINE OF CREDIT NOTE" means the Revolving Line of Credit Note of even date herewith of the Borrowers in favor of the Bank evidencing the Revolving Line of Credit.

         "SECURITY AGREEMENT" means the Security Agreement of even date herewith between the Borrowers and the Bank.

         "SPECIAL FUNDS" means all funds and accounts established pursuant to the Indentures.

         "SUBLEASES" has the meaning stated in the fifth Granting Clause of
Article II.

         "SUBSTITUTE LETTER" shall mean the letter of credit with respect to the 1997 Bonds issued by the Bank in favor of the Trustee.

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         "TRUSTEE" shall mean Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, in its capacity as trustee under the Indentures, and its successors and assigns.

         "1997 BONDS" shall mean the $4,000,000 aggregate principal amount of Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997 issued by the Board pursuant to the 1997 Indenture.

         "2002 BONDS" shall mean the $3,500,000 aggregate principal amount of Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2002 issued by the Board pursuant to the 2002 Indenture.

         "2002 IMPROVEMENTS" shall mean the approximately 70,000 square foot addition to the Existing Facility and the additional machinery and equipment for use therein to be purchased by the Board and financed by the proceeds of the 2002 Bonds.

         "1997 INDENTURE" shall mean that certain Trust Indenture dated as of December 1, 1996, as amended and supplemented by First Supplemental Trust Indenture dated as of March 1, 1997, between the Board and the Trustee relating to the 1997 Bonds, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

         "2002 INDENTURE" shall mean that certain Trust Indenture dated as of July 1, 2002, between the Board and the Trustee relating to the 2002 Bonds, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

         "1997 TRUSTEE" shall mean Regions Bank as trustee under the 1997 Indenture.

         "2002 TRUSTEE" shall mean Regions Bank as trustee under the 2002 Indenture.

         SECTION 1.2 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.3 DATE OF MORTGAGE. The date of this Mortgage is intended as and for a date for the convenient identification of this Mortgage and is not intended to indicate that this Mortgage was executed and delivered on said date.

         SECTION 1.4 SEPARABILITY CLAUSE. If any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.5 GOVERNING LAW. This Mortgage shall be construed in accordance with and governed by the laws of the State of Alabama.

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         SECTION 1.6 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                GRANTING CLAUSES

         The Mortgagors have bargained and sold and do hereby grant, bargain, sell and convey to the Bank, its successors and assigns, the property and interests in property, present and future, described in the following Granting Clauses, and have granted and do hereby grant to the Bank a security interest in said property and interests in property:

                                        I

                         (MORTGAGED SITE AND BUILDINGS)

         All right, title and interest, present and future in the real property and interests therein described in Exhibit A attached hereto, together with all easements, permits, licenses, rights-of-way, contracts, leases, tenements, hereditaments, appurtenances, rights, privileges, options and immunities pertaining or applicable to said real property and interests therein, together with all buildings, structures and improvements now or hereafter located on such real property (herein referred to as the "Mortgaged Site").

                                       II

                        (PERSONAL PROPERTY AND FIXTURES)

         The Personal Property and Fixtures and all other personal property and fixtures (i) acquired or to be acquired by the Mortgagors with proceeds of the Bonds or (ii) located on, in or about the Project in which the Board or KINPAK have any interest, including all substitutions and replacements for such personal property and fixtures and the proceeds thereof. As of the date hereof the Personal Property and Fixtures includes, without limitation, the personal property described on Exhibit C attached hereto.

                                       III

                  (CONDEMNATION AWARDS AND INSURANCE PROCEEDS)

         All awards or payments, including all interest thereon, together with the right to receive the same, that may be made to the Mortgagors with respect to the Collateral as a result of the exercise of the right of eminent domain, any damage to or destruction of the Collateral or any part thereof, or any other injury to or decrease in the value of the Collateral (herein referred to as "Condemnation Awards"), and all right, title and interest of the Mortgagors in


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and to any policies of insurance (and the proceeds thereof) with respect to any damage to or destruction of the Collateral.

                                       IV

                                 (SPECIAL FUNDS)

         KINPAK's right, title and interest in and to money and investments from time to time on deposit in, or forming a part of, the funds and accounts established under the Indentures (herein referred to as the "Special Funds"), subject to the prior lien of the Indentures with respect to the Special Funds and the provisions of the Indentures permitting the application thereof for the purposes and on the terms and conditions set forth therein.

                                        V

                               (LEASES AND RENTS)

         (a) All written or oral leases or other agreements for the use or occupancy of all or any portion of the Collateral with respect to which KINPAK is the lessor and any and all extensions and renewals thereof, now or hereafter existing, (collectively referred to as the "Subleases");

         (b) Any and all guaranties of performance by lessees under the Subleases;

         (c) The immediate and continuing right to collect and receive all the rents, income, receipts, revenues, issues and profits now due or that may hereafter become due or to which KINPAK may now be or may hereafter (including during the period of redemption, if any) become entitled to demand or claim, arising or issuing from or out of the Subleases or from or out of the minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges, tax and insurance premium contributions, liquidated damages upon default, the premium payable by any lessee upon the exercise of any cancellation privilege provided for in any of the Subleases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untentability caused by destruction or damage to the Collateral, together with any and all rights and claims of any kind that KINPAK may have against any such lessee under the Subleases or against any sublessees or occupants of the Collateral [all such moneys, rights and claims described in this subparagraph
(c) being hereinafter referred to as the "Rents"]; provided, however, that so long as no Event of Default has occurred under this Mortgage, KINPAK shall have the right under a license granted hereby (but limited as provided in Section 8.7 below) to collect, receive and retain the Rents (but not prior to accrual thereof); and

         (d) Any award, dividend or other payment made hereafter to KINPAK in any court procedure involving any of the lessees under the Subleases in any bankruptcy, insolvency or reorganization proceeding in any state or federal court and any and all payments made by lessees in lieu of rent, KINPAK hereby appointing the Bank as its irrevocable attorney-in-fact to appear in any action and collect any such award, dividend or other payment.

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                                       VI

                                (OTHER PROPERTY)

         Any and all other real or personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred to the Bank as and for additional security hereunder by KINPAK or the Board, or by anyone in the behalf of, or with the written consent of, KINPAK or the Board.

                                       VII

                                   (REVENUES)

         All revenues and receipts derived by the Board from the leasing or sale of the Mortgaged Site or the Equipment, including, without limitation, all right, title and interest of the Board in and to the Lease Agreement (not including, however, the Board's rights to indemnification and reimbursement of expenses); provided, however, that nothing contained in this clause shall impair, diminish or otherwise affect the Board's obligations under the Lease Agreement or impose any such obligations upon the Bank.

                                      VIII

                               (LEASEHOLD ESTATE)

         All right, title and interest of KINPAK in and to its leasehold estate under the Lease Agreement, together with all rights, privileges and options set forth therein, including, without limitation, its purchase option and all right, title and interest of KINPAK upon the exercise of said option.

                                       IX

                                (CONTRACT RIGHTS)

         All right, title and interest of the Mortgagors in and to any plans and specifications for the Project, together with all contracts or other rights pertaining to the expansion, improvement and equipping of the Project.

         All of the property described in the foregoing Granting Clauses I through IX, inclusive, is herein sometimes together referred to as the "Collateral."

         TO HAVE AND TO HOLD the Collateral, together with all the rights, privileges and appurtenances thereunto belonging, unto the Bank, its successors and assigns, forever.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into the Credit Agreement and to issue the Substitute Letter and the Letter of Credit and make available the Revolving Line of Credit, the Mortgagors represent and warrant that:

         (a) Valid Title, etc. The Board is lawfully seized of an indefeasible estate in fee simple in and to, and has good title to, the Real Property and the Project Equipment; KINPAK holds a valid leasehold estate in the Real Property and the Project Equipment pursuant to the Lease Agreement and has good title to the Additional Project Equipment; the Mortgagors have a good right to sell and mortgage, and grant a security interest in, the Collateral; the Collateral is subject to no liens, encumbrances or security interests other than Permitted Encumbrances; and the Mortgagors will forever warrant and defend the title to the Collateral unto the Bank against the claims of all persons whomsoever, except those claiming under Permitted Encumbrances. It is expressly understood and agreed that, with respect to the Special Funds only, the lien and security interest created by this Mortgage is junior and subordinate to the lien and security interest created by the Indentures.

         (b) Maintenance of Lien Priority. The Mortgagors shall take all steps necessary to preserve and protect the validity and priority of the liens on and security interests in the Collateral created hereby. The Mortgagors shall execute, acknowledge and deliver such additional instruments as the Bank may deem necessary in order to preserve, protect, continue, extend or maintain the lien and security interest created hereby as a lien on and security interest in the Collateral subject only to Permitted Encumbrances, except as otherwise permitted under the terms of this Mortgage. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the liens and security interests hereby created shall be paid by the Mortgagors.

         (c) Toxic or Hazardous Substances. No toxic or hazardous substances (including, without limitation, asbestos) have been located, stored or dumped on the Mortgaged Site, or used in connection with, or in the construction or operation of the Collateral, or any part thereof except in compliance with applicable law.

                                   ARTICLE IV

                             COVENANTS OF MORTGAGORS

         SECTION 4.1 PAYMENT OF TAXES AND OTHER ASSESSMENTS. The Mortgagors will pay or cause to be paid all taxes, assessments and other governmental, municipal or other public dues, charges, fines or impositions imposed or levied upon the Collateral or on the interests created by this Mortgage or with respect to the filing of this Mortgage, and any tax or excise on rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the


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Collateral or on the lien and other interests created by this Mortgage, and at least 10 days before said taxes, assessments and other governmental charges become delinquent, the Mortgagors will deliver receipts therefor to the Bank or, in the case of mortgage filing privilege taxes (if any), pay to the Bank an amount equal to the taxes. The Mortgagors may, at their own expense, in good faith contest any such taxes, assessments and other governmental charges and, in the event of any such contest, may permit the taxes, assessments or other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of such contested items shall be effectively stayed. If any tax or assessment is levied, assessed or imposed by any governmental authority on the Bank as a legal holder of any of the Obligations or any interest in this Mortgage (other than federal and state income taxes), then unless all such taxes and assessments are paid by the Mortgagors promptly after they become due and payable, but in any event before they become delinquent (and, in the opinion of counsel for the Bank, such payment by the Mortgagors is lawful and does not place the Bank in violation of any law), the Bank may, at its option, declare the existence of an Event of Default under this Mortgage.

         SECTION 4.2 INSURANCE. (a) The Mortgagors shall keep the Collateral insured (or cause the Collateral to be kept insured) against loss or damage by fire, windstorm, extended coverage perils, vandalism, malicious mischief and such other hazards, casualties or other contingencies as from time to time may be required by the Bank (including, but not limited to, builder's risk during the period of construction of the expansion of the Project and business interruption insurance), in such amounts, in such manner and in such companies as the Bank may reasonably approve, including but not limited to all insurance required to be maintained under the terms of the Financing Documents. All such policies shall name the Bank as a named insured and provide that any losses payable thereunder shall (pursuant to loss payable clauses, in form and content acceptable to the Bank, to be attached to each policy) be payable to the Bank, and provide that the insurance provided thereby, as to the interest of the Bank, shall not be invalidated by any act or neglect of the Mortgagors, nor by the commencement of any proceedings by or against the Mortgagors in bankruptcy, insolvency, receivership or any other proceedings for the relief of a debtor, nor by any foreclosure, repossession or other proceedings relating to the property insured, nor by any occupation of such property or the use of such property for purposes more hazardous than permitted in the policy. The Mortgagors shall furnish to the Bank insurance certificates, in form and substance satisfactory to the Bank, evidencing compliance by them with the terms of this Section and, upon the request of the Bank at any time, the Mortgagors shall furnish the Bank with photostatic copies of the policies required by the terms of this Section. The Mortgagors will cause each insurer under each of the policies to agree (either by endorsement upon such policy or by letter addressed to the Bank) to give the Bank at least 30 days' prior written notice of the cancellation of such policies in whole or in part or the lapse of any coverage thereunder. The Mortgagors agree that they will not take any action or fail to take any action which action or inaction would result in the invalidation of any insurance policy required hereunder.

         (b) If the Collateral or any part thereof is damaged or destroyed by fire or other casualty, KINPAK shall, as promptly as practicable, comply with the provisions of Section 6.17 of the Credit Agreement. The Board hereby consent to the provisions of Section 6.17 and agrees to be bound by the terms thereof.

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         SECTION 4.3 CONDEMNATION AWARDS. The entire proceeds of any
Condemnation Award shall be applied as provided in Section 6.18 of the Credit Agreement. The Board and Properties hereby consent to the provisions of said
Section 6.18 and agree to be bound by the terms thereof.

         SECTION 4.4 WASTE, DEMOLITION, ALTERATION OR REPLACEMENT. The Mortgagors will cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, reasonable wear and tear excepted, will not commit or permit waste thereon, will not remove, demolish or materially alter the design or structural character of any building now or hereafter erected on the Mortgaged Site without the express prior written consent of the Bank, will comply with all laws and regulations of any governmental authority with reference to the Collateral and the manner and use of the same, and will from time to time make all necessary and proper repairs, renewals, additions and restorations thereto so that the value and efficient use thereof shall be preserved and maintained.

         SECTION 4.5 COMPLIANCE BY MORTGAGORS WITH TERMS OF OTHER FINANCING DOCUMENTS. The Mortgagors shall comply, fully and faithfully, with all of their respective obligations under the other Financing Documents. If the Mortgagors fail or refuse to do so, the Bank may, but shall not be required to, perform any and all of such obligations of the Mortgagors under the other Financing Documents, including but not limited to the payment of any or all sums due from the Mortgagors thereunder. Any sums so paid by the Bank shall constitute part of the Obligations and shall be secured hereby.

                                    ARTICLE V

                      TRANSFER OF, OR LIENS ON, COLLATERAL

         The Mortgagors covenant and agree that they will not, without the express prior written consent of the Bank, sell, transfer, convey or otherwise dispose of, or create, or permit or suffer to exist, any lien, security interest or other encumbrance (other than Permitted Encumbrances) on, all or any part of the Collateral (including but not limited to any leases and rents) or any interests therein, it being understood and agreed that a violation by the Mortgagors of the provisions of this Article V shall constitute an Event of Default under this Mortgage. Any sale, transfer, conveyance, other disposition or act of creating, permitting or suffering to exist any lien, security interest or other encumbrance in violation of this Article V shall be null, void and of no effect.

                                   ARTICLE VI

                                   DEFEASANCE

         If (i) the Mortgagors shall pay in full and discharge all the Obligations; and (ii) the Mortgagors shall then have kept and performed each and every obligation, covenant, duty, condition and agreement herein or in the Credit Agreement and the Credit Facilities imposed on or agreed to by them; and
(iii) the Letters of Credit shall then be terminated; then this Mortgage and the grants and conveyances contained herein shall become null and void, and the Collateral shall revert to the Mortgagors, and the entire estate, right, title and interest of the Bank shall thereupon cease; and the Bank shall, upon the request of the Mortgagors and at the Mortgagors' cost and expense, deliver to the Mortgagors proper instruments acknowledging satisfaction of this instrument and terminating all financing statements filed in connection herewith; otherwise, this Mortgage shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Article VI or elsewhere in this Mortgage, it is expressly understood and agreed that, although there may be from time to time occasions when no Obligations shall be outstanding, this Mortgage and the lien hereof and security interests created thereby shall nevertheless remain in full force and effect, and none of the estate, right, title and interest of the Bank passing by this Mortgage shall divest nor shall the Collateral revert to the Mortgagors so long as any one or more or all of the following circumstances exist:

                  (a) the Bank has any obligation to issue the Letter of Credit; or

                  (b) the Letters of Credit have been issued and are outstanding; or

                  (c) any Obligations are outstanding or the Obligations have been outstanding at any point during the previous 90 day period or any payment of the Obligations is subject to being set aside under any provision of the United States Bankruptcy Code or any statute or law governing payments to creditors.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Mortgage (whatever the reason for such event and whether it shall be voluntary or involuntary, or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) an event of default under the Credit Agreement; or

                  (b) default in the performance, or breach, of any covenant, condition or agreement on the part of the Mortgagors contained in
         Section 4.1 or 4.2 or Article V hereof; or

                  (c) default in the performance, or breach, of any covenant or warranty of the Mortgagors in this Mortgage (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Mortgagors by the Bank a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

                  (d) the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against any of the Mortgagors under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect; or

                  (e) any representation or warranty made by the Mortgagors herein or in any document, instrument or certificate furnished to the Bank in connection with the issuance of the Letters of Credit or the consummation of the transactions contemplated by the Financing Documents shall at any time prove to have been false or incorrect in any material respect as of the time made; or

                  (f) the occurrence of an event of default, as therein defined, under any other Financing Document and the expiration of the applicable grace period, if any, specified therein; or

                  (g) the rendering against the Borrowers, or any of them, of a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days without a stay of execution; or

                  (h) the interest of the Bank in the Collateral shall become endangered by reason of the enforcement of any prior lien or encumbrance thereon (other than Permitted Encumbrances or the lien of the Indenture with respect to the Special Funds); or

                  (i) the lien or security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral.

                                  ARTICLE VIII

                           RIGHTS OF BANK UPON DEFAULT

         SECTION 8.1 ACCELERATION OF INDEBTEDNESS, ETC. If an Event of Default exists, the Bank may notify the Trustee that an "Event of Default" under the Credit Agreement (as therein defined) has occurred and is continuing (it being understood that the occurrence of an Event of Default hereunder shall constitute an "Event of Default" under the Credit Agreement) and may, by notice to the Mortgagors, effective upon dispatch, declare all of the Obligations, including but not limited to the obligation of the Mortgagors to reimburse the Bank under the Credit Agreement, to be forthwith due and payable, whereupon all the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Mortgagors, and the Bank may immediately enforce payment of all such amounts and exercise any or all of its rights and remedies under this Mortgage and the Credit Agreement.

         SECTION 8.2 OPERATION OF COLLATERAL BY BANK. In addition to all other rights herein and in the Credit Agreement conferred on the Bank, if an Event of Default exists, the Bank (or any person, firm or corporation designated by the Bank) may, but shall not be obligated to, enter upon and take possession of any or all of the Collateral, exclude the Mortgagors therefrom, and hold, use, administer, manage and operate the same to the extent that the Mortgagors could do so, without any liability to the Mortgagors resulting therefrom; and the Bank may collect, receive and receipt for all proceeds accruing from such operation and management, make repairs and purchase needed additional property, and exercise every power, right and privilege of the Mortgagors with respect to the Collateral.

         SECTION 8.3 JUDICIAL PROCEEDINGS; RIGHT TO RECEIVER. If an Event of Default exists, the Bank, in lieu of or in addition to exercising the power of sale hereinafter given, may proceed by suit for a foreclosure of its lien on and security interest in the Collateral, to sue the Mortgagors for damages on account of or arising out of said default or breach, or to sue the Mortgagors for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy, whether under this Mortgage, the Credit Agreement or otherwise. The Bank shall be entitled, as a matter of right, upon bill filed or other proper legal proceedings being commenced for the foreclosure of this Mortgage, to the appointment by any competent court or tribunal, without notice to the Mortgagors or any other party, of a receiver of the rents, issues and profits of the Collateral, with power to lease and control the Collateral and with such other powers as may be deemed necessary, subject to the rights of the Trustee under the Indenture.

         SECTION 8.4 FORECLOSURE SALE. This Mortgage shall be subject to foreclosure and may be foreclosed as now provided by law in case of past due mortgages, and the Bank shall be authorized, at its option, whether or not possession of the Collateral is taken, after giving 21 days notice by publication once a week for three consecutive weeks of the time, place and terms of each such sale by publication in some newspaper published in Montgomery County, Alabama, to sell the Collateral (or such part or parts thereof as the Bank may from time to time elect to sell) in front of the courthouse door of such county, at public outcry, to the highest bidder for cash. The Bank, its successors and assigns, may bid at any sale or sales had under the terms of this Mortgage and may purchase the Collateral, or any part thereof, if the highest bidder therefor. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money. At any foreclosure sale any part or all of the Collateral, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, the proceeds of any such sale en masse to be accounted for in one account without distinction between the items included therein or without assigning to them any proportion of such proceeds, the Mortgagors hereby waiving the application of any doctrine of marshalling or like proceeding. If the Bank, in the exercise of the power of sale herein given, elects to sell the Collateral in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Collateral not previously sold shall have been sold or all the Obligations shall have been paid in full. The Mortgagors hereby waive any equitable rights otherwise available to any of them with respect to marshalling of assets hereunder.

         SECTION 8.5 PERSONAL PROPERTY AND FIXTURES. (a) The Bank shall have and may exercise with respect to any or all of the Personal Property and Fixtures all rights, remedies and powers of a secured party under the Alabama Uniform Commercial Code with reference to the Personal Property and Fixtures or any other items in which a security interest has been granted herein, including, without limitation, the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Personal Property and Fixtures and any part or parts thereof in any manner, to the fullest extent authorized or permitted under the Alabama Uniform Commercial Code after default hereunder, without regard to preservation of the Personal Property and Fixtures or its value and without the necessity of a court order. The Bank shall have, among other rights, the right to take possession of the Personal Property and Fixtures and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Bank, at its option and in its sole discretion, to repair, restore or otherwise prepare the Personal Property and Fixtures for sale or lease or other use or disposition. To the extent permitted by law, the Mortgagors expressly waive any notice of sale or any other disposition of the Personal Property and Fixtures and any rights or remedies of the Bank with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Personal Property and Fixtures or to the exercise of any other right or remedy of the Bank existing after default. To the extent that such notice is required and cannot be waived, the Mortgagors agree that if such notice is given to the Mortgagors in accordance with the provisions of Section
9.8 hereof at least 5 days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice.

         (b) The Mortgagors agree that the Bank may sell or dispose of the Personal Property and Fixtures in accordance with the rights and remedies granted under this Mortgage with respect to the real property covered hereby. The Mortgagors hereby grant to the Bank the right, at its option after default by the Mortgagors, to transfer at any time to itself or its nominee the Personal Property and Fixtures or any part thereof and to receive the moneys, income, proceeds and benefits attributable to the same and to hold the same as additional Collateral or to apply it on the Obligations in such order and manner as the Bank may elect. The Mortgagors covenant and agree that all recitals in any instrument transferring, assigning, leasing or making other disposition of the Personal Property and Fixtures or any part thereof shall be full proof of the matters stated therein, and no other proof shall be required to establish the legal propriety of the sale or other action taken by the Bank and that all prerequisites of sale shall be presumed conclusively to have been performed or to have occurred.

         SECTION 8.6 CONVEYANCE AFTER SALE. The Mortgagors hereby authorize and empower the Bank or the auctioneer at any foreclosure sale had hereunder, for and in the name of the Mortgagors, to execute and deliver to the purchaser or purchasers of any of the Collateral sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.

         SECTION 8.7 RENTS AND SUBLEASES. (a) If an Event of Default exists, the Bank, at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Subleases:

                  (i) to terminate the license granted to the Mortgagors in
         Article II hereof to collect the Rents and, without taking possession, in the Bank's own name to demand, collect, receive, sue for, attach and levy the Rents, to give proper receipts, releases and acquittances therefor and, after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney's fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Bank may choose (or hold the same in a reserve as security for the Obligations);

                  (ii) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver to be appointed by court, to enter upon, take possession of, manage and operate the Collateral or any part thereof for the account of the Mortgagors, make, modify, enforce, cancel or accept surrender of any Sublease, remove and evict any lessee, increase or reduce rents, decorate, clean and make repairs, and otherwise do any act or incur any costs or expenses the Bank shall deem proper to protect the security hereof, as fully and to the same extent as the Mortgagors could do if in possession, and in such event to apply any funds so collected to the operation and management of the Collateral (including payment of reasonable management, brokerage and attorney's fees) and payment of the Obligations in such order and amounts as the Bank may choose (or hold the same in reserve as security for the Obligations);

                  (iii) to take whatever legal proceedings may appear necessary or desirable to enforce any obligation, covenant or agreement of the Mortgagors under this Mortgage.

         (b) The collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral, or both, shall not cure or waive any default or waive, modify or affect any notice of default under this Mortgage, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Bank, once exercised, shall continue for so long as the Bank shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Bank shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

         SECTION 8.8 APPLICATION OF PROCEEDS. All payments then held or thereafter received by the Bank as proceeds of the Collateral, as well as any and all amounts realized by the Bank in connection with the enforcement of any right or remedy under or with respect to this Mortgage, shall be applied by the Bank as follows:

                  (a) to reimburse the Bank for any payments made by the Bank under the Letters of Credit, to sums due the Bank under the Revolving Line of Credit Note, to accrued but unpaid commissions, fees, costs and charges under the Credit Agreement, and to the payment of all costs and expenses of any kind then or thereafter at any time reasonably incurred by the Bank in exercising its rights under this Mortgage and under the

         Credit Agreement or otherwise reasonably incurred by the Bank in collecting or enforcing payment of the Obligations, as well as to the payment of any other amount then or thereafter at any time owing by the Mortgagors to the Bank under the Credit Agreement or under this Mortgage, all in such priority as among such principal, interest, costs, fees, expenses and other amounts as the Bank shall elect;

                  (b) any balance remaining after payment in full of all amounts referred to in subparagraph (a) above shall be applied by the Bank to any other Obligations or sums then owing by the Mortgagors to the Bank;

                  (c) any balance remaining after payment in full of all amounts referred to in subparagraphs (a) and (b) above shall be held by the Bank as a cash collateral reserve against the making of any payment under the Letters of Credit (if then outstanding); and

                  (d) any balance remaining after payment in full of all amounts referred to in subparagraphs (a), (b) and (c) above shall be paid by the Bank to the Mortgagors or to whoever else may then be legally entitled thereto.

         SECTION 8.9 MULTIPLE SALES. The Bank shall have the option to proceed with foreclosure, either through the courts or by proceeding with foreclosure as provided for in this Mortgage, but without declaring all of the Obligations due. Any such sale may be made subject to the unmatured part of the Obligations, and such sale, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this Section. Several sales may be made under the provisions of this Section without exhausting the right of sale for any remaining part of the Obligations whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Collateral for any matured part of the Obligations without exhausting any power of foreclosure and the power to sell the Collateral for any other part of the Obligations, whether matured at the time or subsequently maturing.

         SECTION 8.10 WAIVER OF APPRAISEMENT LAWS. The Mortgagors waive, to the fullest extent permitted by law, the benefit of all laws now existing or hereafter enacted providing for (i) any appraisement before sale of any portion of the Collateral (commonly known as appraisement laws) or (ii) any extension of time for the enforcement of the collection of the Obligations or any creation or extension of a period of redemption from any sale made in collecting the Obligations (commonly known as stay laws and redemption laws).

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 WAIVER, ELECTION, ETC. The exercise by the Bank of any option given under the terms of this Mortgage shall not be considered as a waiver of the right to exercise any other option given herein, and the filing of a suit to foreclose the lien and security interest granted by this Mortgage, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Bank in exercising any right, power or remedy under this Mortgage shall operate as a waiver thereof, not shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies provided in this Mortgage and in the Credit Agreement are cumulative and not exclusive of any remedies provided by law. No amendment, modification, termination or waiver of any provisions of this Mortgage or the Credit Agreement, nor consent to any departure by the Mortgagors therefrom, shall be effective unless the same shall be in writing and signed by any person having the office of Senior Vice President or higher of the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Mortgagors in any case shall entitle the Mortgagors to any other or further notice or demand in similar or other circumstances.

         SECTION 9.2 LANDLORD-TENANT RELATIONSHIP. Any sale of the Collateral under this Mortgage shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and the Mortgagors.

         SECTION 9.3 ENFORCEABILITY. If any provision of this Mortgage is now or at any time hereafter becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of the Bank to effectuate the provisions hereof.

         SECTION 9.4 APPLICATION OF PAYMENTS. If the lien or the security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Obligations, and all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligations that is not secured or not fully secured by the lien or security interest created hereby.

         SECTION 9.5 ADVANCES BY BANK. If the Mortgagors shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, or any other term or covenant herein contained, the Bank may (but shall not be required to) make advances to perform the same, and where necessary enter or take possession of the Collateral for the purpose of performing any such term or covenant. The Mortgagors agree to repay all sums advanced upon demand, with interest from the date such advances are made, at the rate provided in Section 2.6 of the Credit Agreement (to the fullest extent permitted by applicable law), and all sums so advanced, with interest, shall be secured hereby.

         SECTION 9.6 RELEASE OR EXTENSION BY BANK. The Bank, without notice, may release any part of the Collateral or any person liable for the Obligations without in any way affecting the rights of the Bank hereunder as to any part of the Collateral not expressly released and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of this Mortgage or the Credit Agreement.

         SECTION 9.7 PARTIAL PAYMENTS. Acceptance by the Bank of any payment of less than the amount due on the Obligations shall be deemed acceptance on account only, and the failure of the Mortgagors to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Bank shall be entitled to exercise all rights conferred on it by the terms of this Mortgage in case of the existence of an Event of Default.

         SECTION 9.8 ADDRESSES FOR NOTICES. (a) Any request, demand, authorization, direction, notice, consent or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, the Mortgagors or the Bank shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Mortgage) either (i) delivered personally to the party or, if such party is not an individual, to an officer, partner or other legal representative of the party to whom the same is directed, or (ii) mailed by certified mail, postage prepaid and addressed as follows:

                  (i) if to the Board at P. O. Box 79, Montgomery, Alabama
         36101;

                  (ii) if to KINPAK at c/o Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida, 33314, Attention: Edward Anchel;

                  (iii) if to the Bank, at 8 Commerce Street, Montgomery, Alabama 36104, Attention: Timothy D. Riley.

The Board, KINPAK and the Bank may specify a different address for the receipt of such documents by mail by giving notice of the change in address to the other parties identified in this subsection.

         (b) Any such notice or other document shall be deemed to be received
(i) as of the date delivered, if delivered personally in accordance with subsection (a) of this Section, or (ii) as of 3 days after the date deposited in the mail, if mailed in accordance with subsection (a) of this Section.

         SECTION 9.9 CONSTRUCTION OF MORTGAGE. This Mortgage may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them in order fully to effectuate the lien hereof and security interest created hereby and the purposes and agreements herein set forth.

         SECTION 9.10 MORTGAGE TO CONSTITUTE SECURITY AGREEMENT. This Mortgage shall constitute a security agreement under the Alabama Uniform Commercial Code to the extent that such Code is applicable to the creation of a security interest in the Collateral or parts thereof.

         SECTION 9.11 APPLICABLE ENVIRONMENTAL LAW COVENANT. As used herein, the term "Applicable Environmental Law" means any statutory law or case law pertaining to health or the environment, or petroleum products, or oil substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as codified at 42 U.S.C. ss. 9601 et seq. (1982), and the Hazardous Wastes Management Act of 1978, as codified at Ala. Code ss.ss. 22-30-1 et seq. (1984 and Supp. 1986); the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, in the event CERCLA is amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, to the extent that the laws of the State of Alabama establish a meaning of "hazardous substance" or "release" which is broader than that specified in CERCLA, such broader meaning shall apply. KINPAK represents and warrants to the Bank that the Mortgaged Site, and KINPAK are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Site; that KINPAK has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of the Mortgaged Site by reason of any Applicable Environmental Law; that KINPAK has taken all steps necessary to determine and have determined that no petroleum products, oil or hazardous substances have been disposed of or released on the Mortgaged Site; and that the use which KINPAK has made, makes or intend to make of the Mortgaged Site will not result in the location on or disposal or other release of any petroleum products, oil or hazardous substances on or to the Mortgaged Site. KINPAK and Properties hereby agree to pay any fines, charges, fees, expenses, damages, losses, liabilities and response costs arising from or pertaining to the application of any such Applicable Environmental Laws to the Mortgaged Site. KINPAK may, however, upon first furnishing to the Bank such security as shall be reasonably satisfactory to the Bank for the payment of all such fines, charges, fees, expenses, damages, losses, liabilities and response costs and expenses which may be incurred in pursuing any contest of such fines, charges, fees, expenses, damages, losses, liabilities and response costs, in good faith contest, at KINPAK's expense, the validity of any such fines, charges, fees, expenses, damages, losses, liabilities or response costs provided that KINPAK pursues any such contest with diligence and pays any such fines, charges, fees, expenses, damages, losses, liabilities and response costs promptly upon final resolution of such contest. KINPAK further agrees to indemnify and forever save the Bank harmless from any and all judgments, fines, charges, fees, expenses, damages, losses, liabilities, response costs and attorney's fees and expenses arising from the application of any such Applicable Environmental Law to the Mortgaged Site or the Bank; and this indemnity shall survive any repayment or foreclosure of this Mortgage or the taking by the Bank of a deed in lieu of foreclosure but only as to any state of facts existing as of or prior to the date of such repayment or foreclosure of this Mortgage or taking by the Bank of a deed in lieu of foreclosure. KINPAK agrees to notify the Bank in the event that any governmental agency or other entity notifies KINPAK that it may not be in compliance with any Applicable Environmental Law. KINPAK agrees to permit the Bank to have access to the Mortgaged Site at all reasonable times in order to conduct, at the Bank's expense, any tests which the Bank deems necessary to ensure that KINPAK and the Mortgaged Site are in compliance with all Applicable Environmental Laws.

         SECTION 9.12 LIMITED LIABILITY OF BOARD. No provision hereof shall be construed to impose a charge against the general credit of the Board or any personal or pecuniary liability upon the Board or give rise to or impose a lien or charge upon any of its property other than its interest in the Collateral. All obligations incurred by the Board hereunder are payable solely from the revenues and receipts to be derived from any leasing or sale of the Project or the Mortgaged Site or any of the other Collateral, including insurance proceeds and condemnation awards. The City of Montgomery is not liable for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever which is undertaken by the Board. No agreement of the Board shall be construed to constitute an indebtedness of the City of Montgomery within the meaning of any constitutional or statutory provision whatsoever. Further, none of the directors, officers, employees or agents of the Board shall have any personal or pecuniary liability whatsoever hereunder or any liability for the breach by the Board of any of the agreements on its part herein contained.

         IN WITNESS WHEREOF, the Mortgagors have caused this instrument to be duly executed as of the year and day first above written.


                                                     KINPAK INC.

(SEAL)
                                                     By /s/ Peter G. Dornau
                                                        -----------------------
                                                        Its President

ATTEST:

/s/ Ed Anchel
-----------------------
Its Secretary




STATE OF Alabama           )
                           :
Montgomery   COUNTY        )

         I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Peter G. Dornau, whose name as President of KINPAK Inc., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         GIVEN under my hand and seal, this 26 day of July, 2002.


                                         /s/ Roy S. Goldfinger
                                         --------------------------------------
                                         Notary Public
(SEAL)
                                         My Commission Expires:May 12, 2005

                                            THE INDUSTRIAL DEVELOPMENT BOARD
                                            OF THE CITY OF MONTGOMERY

(SEAL)
                                            By /s/ F. Berry Grant
                                               ---------------------------------
                                               Its Vice Chairman

ATTEST:


/s/ [Illegible]
------------------------------------
Its Secretary or Assistant Secretary


STATE OF ALABAMA           )
                           :
MONTGOMERY COUNTY          )

         I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that F. Berry Grant, whose name as Vice Chairman of The Industrial Development Board of the City of
Montgomery, an Alabama public corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

         GIVEN under my hand and seal this 22 day of July, 2002.



                                         /s/ Roy S. Goldfinger
                                         --------------------------------------
                                         Notary Public
(SEAL)
                                         My Commission Expires:May 18, 2005

                                    EXHIBIT A
                                       TO
                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


                            Real Property Description
                            -------------------------

Lot 3-3A-1, according to the Map of a Replat of Lot 3-3A, Gunter Industrial Park, which said Replat appears of record in Plat Book 29 at Page 150 in the Office of the Judge of Probate of Montgomery County, Alabama, being a Replat of Lot 3-3 of Gunter Industrial Park Plat 3 and Lot 3-4B of the Replat of Lot 3-4 of Gunter Industrial Park Plat 3, lying in Section 2, Township 16 North, Range 18 East, and Section 35, Township 17 North, Range 18 East, Montgomery County, Alabama.

                                    EXHIBIT B
                                       TO
                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

                             Permitted Encumbrances
                             ----------------------

Exceptions shown on Schedule B-Section 2 of Commitment for Title Insurance Commitment No. 29517-5 dated July 15, 2002, issued by Lawyers Title Insurance Corporation.

                                    EXHIBIT C
                                       TO
                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

                                    Equipment
                                    ---------